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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 22, 2007


                        SOURCE INTERLINK COMPANIES, INC.
             (Exact name of registrant as specified in this charter)


          Delaware                   001-13437                    20-2428299
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)


        27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134
              (Address of Principal Executive Offices and Zip Code)

       Registrant's Telephone Number, including area code: (239) 949-4450

                                 Not applicable
          (Former Name or Former Address, if Changes Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
               DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         (e) As previously reported on Form 8-K filed on November 13, 2006, effective November 10, 2006, the Board of Directors of the Company appointed Michael R. Duckworth as the Company's Chairman of the Board. In electing Mr. Duckworth as Chairman, the Board granted Mr. Duckworth the power as the Company's principal executive officer to exercise direct general supervision, direction and control over the business and affairs of the Company and its officers. At a meeting held on March 22, 2007, in consideration of such service, the Compensation Committee approved a base salary for Mr. Duckworth of $75,000 per month effective as of November 1, 2006 and ending on the date his successor has been identified and elected. Mr. Duckworth will not participate in any of the Company's employee benefit plans and will continue to receive his compensation as a director.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2007

                                     SOURCE INTERLINK COMPANIES, INC.


                                     By: /s/ Marc Fierman
                                        -----------------------------------
                                         Marc Fierman
                                         Executive Vice President and Chief
                                         Financial Officer